Exhibit 1.1

DTE ELECTRIC SECURITIZATION FUNDING I LLC

DTE ELECTRIC COMPANY

$235,800,000 SENIOR SECURED SECURITIZATION BONDS, SERIES 2022A

UNDERWRITING AGREEMENT

March 10, 2022

To the Representative named in Schedule I hereto

of the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

1. Introduction. DTE Electric Securitization Funding I LLC, a Delaware limited liability company (the “Issuer”), proposes to issue and sell $235,800,000 aggregate principal amount of its Senior Secured Securitization Bonds, Series 2022A (the “Bonds”), identified in Schedule I hereto. The Issuer and DTE Electric Company, a Michigan corporation and the Issuer’s direct parent (“DTE”), hereby confirm their agreement with the several Underwriters (as defined below) as set forth herein.

The term “Underwriters” as used herein shall be deemed to mean the entity or several entities named in Schedule II hereto and any underwriter substituted as provided in Section 7 hereof, and the term “Underwriter” shall be deemed to mean any one of such Underwriters. If the entity identified in Schedule I hereto as representatives (the “Representative”) is the same as the entity or entities listed in Schedule II hereto, then the terms “Underwriters” and “Representative”, as used herein, shall each be deemed to refer to such entity or entities. All obligations of the Underwriters hereunder are several and not joint. If more than one entity is named in Schedule I hereto as Representative, any action under or in respect of this underwriting agreement (this “Underwriting Agreement”) may be taken by such entities jointly as the Representative or by one of the entities acting on behalf of the Representative, and such action will be binding upon all the Underwriters.

2. Description of the Bonds. The Bonds will be issued pursuant to an indenture to be dated as of the Closing Date (as defined below), as supplemented by one or more series supplements thereto (as so supplemented, the “Indenture”), between the Issuer and The Bank of New York Mellon, as trustee (the “Indenture Trustee”) and as securities intermediary and account bank. The Bonds will be senior secured obligations of the Issuer and will be supported by securitization property (as more fully described in the Financing Order (as defined below) relating to the Bonds, “Securitization Property”), to be sold to the Issuer by DTE pursuant to a purchase and sale agreement, to be dated as of the Closing Date, between DTE and the Issuer (the “Sale Agreement”). The Securitization Property securing the Bonds will be serviced pursuant to a securitization property servicing agreement, to be dated as of the Closing Date, between DTE, as servicer, and the Issuer, as owner of the Securitization Property sold to it pursuant to the Sale Agreement (the “Servicing Agreement”).

3. Representations and Warranties of the Issuer. The Issuer represents and warrants to the several Underwriters that:

(a) The Bonds have been registered on Form SF-1 pursuant to guidance from the Securities and Exchange Commission (the “Commission”), and in accordance with such guidance the Issuer and the Bonds meet the requirements for the use of Form SF-1 under the Securities Act of 1933, as amended (the “Securities Act”). The Issuer, in its capacity as co-registrant and issuing entity with respect to the Bonds, and DTE, in its capacity as co-registrant and in its capacity as sponsor with the respect to the Bonds, have prepared and filed with the Commission a registration statement on such form on December 13, 2021 (Registration Nos. 333-261612 and 333-261612-01), as amended by Amendment No. 1 thereto filed February 14, 2022 and Amendment No. 2 thereto filed February 24, 2022, including a prospectus, for the registration under the Securities Act of up to $235,800,000 aggregate principal amount of the Bonds. Such registration statement, as amended (“Registration Statement Nos. 333-261612 and 333-261612-01”), has been declared effective by the Commission, no stop order suspending such effectiveness has been issued under the Securities Act, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Issuer, threatened by the Commission. References herein to the term “Registration Statement” shall be deemed to refer to Registration Statement Nos. 333-261612 and 333-261612-01 and any information in a prospectus, as amended or supplemented as of the Effective Date (as defined below), deemed or retroactively deemed to be a part thereof pursuant to Rule 430A under the Securities Act (“Rule 430A”) that has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Applicable Time (as defined below), which the parties hereto agree is the time of the first contract of sale (as used in Rule 159 under the Securities Act) for the Bonds, and shall be considered the “Effective Date” of the Registration Statement relating to the Bonds. Information contained in a form of prospectus (as amended or supplemented as of the Effective Date) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Registration Statement as of the time specified in Rule 430A. The final prospectus relating to the Bonds, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, is referred to herein as the “Final Prospectus”. The most recent preliminary prospectus that omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and that was used after the initial effectiveness of the Registration Statement and prior to the Applicable Time is referred to herein as the “Pricing Prospectus”. The Pricing Prospectus, the Issuer Free Writing Prospectuses (as defined below) identified in Section B of Schedule III hereto and the data used to produce the CDI InTex file (the “Company InTex File Information”), considered together, are referred to herein as the “Pricing Package”.

(b) At (i) the time of filing Registration Statement Nos. 333-261612 and 333-261612-01, (ii) the earliest time thereafter that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Bonds and (iii) the date hereof, the Issuer was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(c) At the time the Registration Statement initially became effective, at the time of each amendment (whether by post-effective amendment, incorporated report or form of prospectus) and on the Effective Date relating to the Bonds, the Registration Statement fully complied, and the Final Prospectus, both as of its date and at the Closing Date, and the Indenture, at the Closing Date, will fully comply in all material respects with the applicable provisions of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and, in each case, the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement, at each of the aforementioned dates, did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Final Prospectus, both as of its date and at the Closing Date, will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the foregoing representations and warranties in this Section 3(c) shall not apply to statements or omissions made in reliance upon and in conformity with any Underwriter Information (as defined below) or to any statements in or omissions from any Statements of Eligibility on Form T-1 (or amendments thereto) of the Indenture Trustee under the Indenture filed as exhibits to the Registration Statement or to any statements or omissions made in the Registration Statement or the Final Prospectus relating to the book-entry system of The Depository Trust Company (“DTC”) that are based solely on information contained in published reports of DTC.

(d) As of its date, at the Applicable Time and on the date of its filing, if applicable, the Pricing Prospectus, each Issuer Free Writing Prospectus and the Company InTex File Information did not and do not include any untrue statement of a material fact, and the Pricing Prospectus did not and does not, and each Issuer Free Writing Prospectus and the Company InTex File Information, when considered together with the Pricing Prospectus, did not and do not, omit to state any material fact, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that the principal amount of the Bonds, the tranches, the proceeds to the Issuer, the underwriters’ allocation for each tranche, the selling concessions, the reallowance discounts, the issuance date, the initial principal balances, the scheduled payment dates, the scheduled final payment dates, the final maturity dates, the expected weighted average lives and related sensitivity data, the expected amortization schedule and the expected sinking fund schedule described in the Pricing Prospectus were subject to completion or change based on market conditions, and the interest rate, the price to the public and the underwriting discounts and commissions for each tranche as well as certain other information dependent on the foregoing and other pricing-related information were not included in the Pricing Prospectus). The Pricing Package, at the Applicable Time, did not, and, at all subsequent times through the completion of the offer and the sale of the Bonds on the Closing Date, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The two preceding sentences do not apply to statements in or omissions from the Pricing Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with any Underwriter Information. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433(h) under the Securities Act, relating to the Bonds, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form required to be retained in the Issuer’s records pursuant to Rule 433(g) under the Securities Act. References to the term “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Securities Act. References to the term “Applicable Time” mean 12:19 P.M., New York City time, on the date hereof, except that if, subsequent to such Applicable Time, the Issuer, DTE and the Underwriters have determined that the information included in the Pricing Prospectus or any Issuer Free Writing Prospectus issued prior to such Applicable Time included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Issuer, DTE and the Underwriters have agreed to terminate the old purchase contracts and have entered into new purchase contracts with purchasers of the Bonds, then “Applicable Time” will refer to the first of such times when such new purchase contracts are entered into. The Issuer represents, warrants and agrees that it has treated and agrees that it will treat each of the free writing prospectuses listed on Schedule III hereto as an Issuer Free Writing Prospectus and that each such Issuer Free Writing Prospectus has fully complied and will fully comply with the applicable requirements of Rules 164 and 433 under the Securities Act, including timely Commission filing where required, legending and record keeping.

(e) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Bonds on the Closing Date or until any earlier date that the Issuer or DTE notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there has occurred or occurs an event or development, the result of which is that such Issuer Free Writing Prospectus conflicts or would conflict with the information then contained in the Registration Statement or includes or would include an untrue statement of a material fact or, when considered together with the Pricing Prospectus, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) DTE or the Issuer will have promptly notified or will promptly notify the Representative and (ii) DTE or the Issuer will have promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with any Underwriter Information.

(f) The Issuer has been duly formed and is validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Act, as amended, with full limited liability company power and authority to execute, deliver and perform its obligations under this Underwriting Agreement, the Bonds, the Sale Agreement, the bill of sale contemplated by the Sale Agreement, the Servicing Agreement, the Indenture, the amended and restated limited liability company agreement of the Issuer dated as of March 9, 2022 (the “LLC Agreement”) and the administration agreement to be dated as of the Closing Date between the Issuer and DTE (the “Administration Agreement”) (collectively, the “Issuer Documents”) and to own its properties and conduct its business as described in the Registration Statement and the Pricing Prospectus. The Issuer has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where failure to so qualify or to be in good standing would not have a material adverse effect on the business, properties or financial condition of the Issuer. The Issuer has conducted and will conduct no business in the future that would be inconsistent with the description of the Issuer’s business set forth in the Pricing Prospectus, The Issuer is not a party to or bound by any agreement or instrument other than the Issuer Documents and other agreements or instruments incidental to its formation, the rating of the Bonds and the engagement of professionals such as lawyers, accountants and the Indenture Trustee entered into in connection with the issuance of the Bonds. The Issuer has no material liabilities or obligations other than those arising out of the transactions contemplated by the Issuer Documents and as described in the Pricing Prospectus. The limited liability company interests of the Issuer have been issued only to DTE, and DTE is the beneficial owner of all of such limited liability company interests. Based on current law, the Issuer is not classified as an association taxable as a corporation for United States federal income tax purposes.

(g) The issuance and sale of the Bonds by the Issuer, the purchase of the Securitization Property by the Issuer from DTE, the consummation of the transactions herein contemplated by the Issuer and the fulfillment of the terms hereof on the part of the Issuer to be fulfilled will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (i) the Issuer’s certificate of formation or limited liability company agreement (collectively, the “Issuer Charter Documents”), (ii) any indenture, mortgage, deed of trust or other agreement, obligation, condition, covenant or instrument to which the Issuer is party or by which the Issuer is bound or (iii) any statute, law, rule, regulation, judgment, order or decree of any court or governmental agency or body having jurisdiction over the Issuer or any of its properties.

(h) This Underwriting Agreement has been duly authorized, executed and delivered by the Issuer, which has the necessary limited liability company power and authority to execute, deliver and perform its obligations under this Underwriting Agreement.

(i) The Issuer (i) is not in violation of the Issuer Charter Documents, (ii) is not in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have a material adverse effect on its business, properties or financial condition, and (iii) is not in violation of any statute, law, rule, regulation, judgment, order or decree of any court or governmental agency or body having jurisdiction over the Issuer or any of its properties, except for any such violations that would not, individually or in the aggregate, have a material adverse effect on its business, properties or financial condition.

(j) The Indenture has been duly authorized by the Issuer and, on the Closing Date, will have been duly executed and delivered by the Issuer and will be a valid and binding instrument, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy. On the Closing Date, the Indenture will (i) comply as to form in all material respects with the requirements of the Trust Indenture Act and (ii) conform in all material respects to the description thereof in the Pricing Prospectus and Final Prospectus.

(k) The Bonds have been duly authorized by the Issuer for issuance and sale to the Underwriters pursuant to this Underwriting Agreement and, when executed by the Issuer and authenticated by the Indenture Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms of this Underwriting Agreement, will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy, and the Bonds, when issued, will conform in all material respects to the description thereof in the Pricing Prospectus and Final Prospectus. The Issuer has all requisite limited liability company power and authority to issue, sell and deliver the Bonds in accordance with and upon the terms and conditions set forth in this Underwriting Agreement and in the Pricing Prospectus and Final Prospectus.

(l) No action, suit or proceeding by or before any court, any governmental agency, authority or body or any arbitrator involving the Issuer or any of its property is pending or, to the knowledge of the Issuer, threatened that (i) could reasonably be expected to, individually or in the aggregate, result in a material adverse effect on the Issuer’s business, properties or financial condition, the performance by the Issuer of its obligations under any of the Issuer Documents or the consummation of any of the transactions contemplated by the Issuer Documents.

(m) No approval, authorization, consent or order of any court or any governmental agency, authority or body (except such as have been already obtained, including, in this regard, the Registration Statement and the financing order issued to DTE by the Michigan Public Service Commission (“MPSC”) on June 23, 2021 (the “Financing Order”), and other than in connection or in compliance with the provisions of applicable blue sky laws or securities laws of any state, as to which the Issuer makes no representations or warranties) is legally required for the issuance and sale by the Issuer of the Bonds.

(n) None of the Issuer or, to the knowledge of the Issuer, any director, officer, agent, employee or subsidiary of the Issuer is a person currently listed on any publicly available sanctions-related list of designated persons maintained by the Office of Foreign Assets Control of the U.S. Treasury Department on its official website, www.treasury.gov/resource-center/sanctions, or any replacement website (a “Sanctioned Person”). The Issuer will not directly or indirectly use the proceeds of the offering of the Bonds, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing activities of any Sanctioned Person.

(o) The Issuer is not and, after giving effect to the sale and issuance of the Bonds and the application of the proceeds thereof as described in the Pricing Prospectus and the Final Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(p) Relying on an exclusion or exemption from the definition of “investment company” under Section 3(c)(5) of the 1940 Act, although additional exclusions or exemptions may be available, the Issuer is not a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(q) The nationally recognized accounting firm that has performed certain procedures with respect to certain statistical and structural information contained in the Pricing Prospectus and the Final Prospectus is a firm of independent public accountants with respect to the Issuer.

(r) Each of the Sale Agreement, the Servicing Agreement, the Administration Agreement and the LLC Agreement will have been duly authorized by the Issuer on or prior to the Closing Date and, when executed and delivered by the Issuer and the other parties thereto on or prior to the Closing Date, will constitute a valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy.

(s) There are no Michigan transfer taxes related to the purchase of the Securitization Property by the Issuer from DTE, the pledge thereof by the Issuer to the Indenture Trustee or the issuance and sale of the Bonds to the Underwriters pursuant to this Underwriting Agreement required to be paid at or prior to the Closing Date by the Issuer.

(t) The Issuer has complied with the written representations, acknowledgements and covenants (the “17g-5 Representations”) relating to compliance with Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), set forth in (i) the undertaking letter, dated July 29, 2021, from DTE to Moody’s (as defined below) and (ii) the undertaking letter, dated July 29, 2021, from DTE to S&P (as defined below) (together with Moody’s, the “Rating Agencies”) (collectively, the “Rating Agency Letters”), other than (x) any noncompliance of the 17g-5 Representations that would not have a material adverse effect on the Bonds or on the rating of the Bonds or (y) any noncompliance arising from the breach by an Underwriter of the representations, warranties and covenants set forth in Section 13 hereof.

(u) The Issuer will comply, and has complied, in all material respects with its diligence and disclosure obligations in respect to the Bonds under Rule 193 under the Securities Act and Items 1111(a)(7) and 1111(a)(8) of Regulation AB.

(v) The Bonds are not subject to the risk retention requirements imposed by Section 15G of the Exchange Act.

4. Representations and Warranties of DTE. DTE represents and warrants to the several Underwriters that:

(a) DTE, in its capacity as co-registrant and in its capacity as sponsor with the respect to the Bonds, meets the requirements for the use of Form SF-1 under the Securities Act and has prepared and filed with the Commission (along with the Issuer, as co-registrant and issuing entity with respect to the Bonds) Registration Statement Nos. 333-261612 and 333-261612-01 for the registration under the Securities Act of up to $235,800,000 aggregate principal amount of the Bonds. Registration Statement Nos. 333-261612 and 333-261612-01 has been declared effective by the Commission, no stop order suspending such effectiveness has been issued under the Securities Act, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of DTE, threatened by the Commission.

(b) At (i) the time of filing Registration Statement Nos. 333-261612 and 333-261612-01, (ii) the earliest time thereafter that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Bonds and (iii) the date hereof, DTE was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(c) At the time the Registration Statement initially became effective, at the time of each amendment (whether by post-effective amendment, incorporated report or form of prospectus) and on the Effective Date relating to the Bonds, the Registration Statement fully complied, and the Final Prospectus, both as of its date and at the Closing Date, and the Indenture, at the Closing Date, will fully comply in all material respects with the applicable provisions of the Securities Act and the Trust Indenture Act, and, in

each case, the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement, at each of the aforementioned dates, did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Final Prospectus, both as of its date and at the Closing Date, will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the foregoing representations and warranties in this Section 4(c) shall not apply to statements or omissions made in reliance upon and in conformity with any Underwriter Information or to any statements in or omissions from any Statements of Eligibility on Form T-1 (or amendments thereto) of the Indenture Trustee under the Indenture filed as exhibits to the Registration Statement or to any statements or omissions made in the Registration Statement or the Final Prospectus relating to the book-entry system of DTC that are based solely on information contained in published reports of DTC.

(d) As of its date, at the Applicable Time and on the date of its filing, if applicable, the Pricing Prospectus, each Issuer Free Writing Prospectus and the Company InTex File Information did not and do not include any untrue statement of a material fact, and the Pricing Prospectus did not and does not, and each Issuer Free Writing Prospectus and the Company InTex File Information, when considered together with the Pricing Prospectus, did not and do not, omit to state any material fact, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that the principal amount of the Bonds, the tranches, the proceeds to the Issuer, the underwriters’ allocation for each tranche, the selling concessions, the reallowance discounts, the issuance date, the initial principal balances, the scheduled payment dates, the scheduled final payment dates, the final maturity dates, the expected weighted average lives and related sensitivity data, the expected amortization schedule and the expected sinking fund schedule described in the Pricing Prospectus were subject to completion or change based on market conditions, and the interest rate, the price to the public and the underwriting discounts and commissions for each tranche as well as certain other information dependent on the foregoing and other pricing-related information were not included in the Pricing Prospectus). The Pricing Package, at the Applicable Time, did not, and, at all subsequent times through the completion of the offer and the sale of the Bonds on the Closing Date, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The two preceding sentences do not apply to statements in or omissions from the Pricing Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with any Underwriter Information. DTE represents, warrants and agrees that it has treated and agrees that it will treat each of the free writing prospectuses listed on Schedule III hereto as an Issuer Free Writing Prospectus and that each such Issuer Free Writing Prospectus has fully complied and will fully comply with the applicable requirements of Rules 164 and 433 under the Securities Act, including timely Commission filing where required, legending and record keeping.

(e) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Bonds on the Closing Date or until any earlier date that the Issuer or DTE notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there has occurred or occurs an event or development, the result of which is that such Issuer Free Writing Prospectus conflicts or would conflict with the information then contained in the Registration Statement or includes or would include an untrue statement of a material fact or, when considered together with the Pricing Prospectus, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) DTE or the Issuer will have promptly notified or will promptly notify the Representative and (ii) DTE or the Issuer will have promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with any Underwriter Information.

(f) DTE has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan, with full corporate power and authority to execute, deliver and perform its obligations under the Issuer Documents to which it is party and to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Pricing Prospectus. DTE has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where failure to so qualify or to be in good standing would not have a material adverse effect on the current or future consolidated financial position, shareholder’s equity or results of operation of DTE and its subsidiaries, taken as a whole. DTE has all requisite power and authority to sell Securitization Property as described in the Pricing Prospectus and to execute, deliver and otherwise perform its obligations under any Issuer Document to which it is party. DTE is the beneficial owner of all of the limited liability company interests of the Issuer.

(g) Each significant subsidiary (as defined in Rule 405 under the Securities Act) of DTE has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, with full power and authority to own, lease and operate its properties and conduct its business and is duly qualified for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the business, properties or financial condition of DTE and its subsidiaries taken as a whole.

(h) The issuance and sale of the Bonds, the transfer by DTE of all of its rights and interests under the Financing Order relating to the Bonds to the Issuer, the consummation of the transactions herein contemplated by DTE and the fulfillment of the terms hereof on the part of DTE to be fulfilled will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) DTE’s articles of incorporation or bylaws (collectively, the “DTE Charter Documents”), (ii) any indenture, mortgage, deed of trust or other agreement, obligation, condition, covenant or instrument to which DTE is party or by which DTE is bound or (iii) any statute, law, rule, regulation, judgment, order or decree of any court or governmental agency or body having jurisdiction over DTE or any of its properties, except, in the case of this clause (iii), for a violation that would not reasonably be expected to have a material adverse effect on the current or future consolidated financial position, shareholder’s equity or results of operation of DTE and its subsidiaries, taken as a whole.

(i) This Underwriting Agreement has been duly authorized, executed and delivered by DTE, which has the necessary corporate power and authority to execute, deliver and perform its obligations under this Underwriting Agreement.

(j) DTE (i) is not in violation of the DTE Charter Documents, (ii) is not in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have a material adverse effect on its business, properties or financial condition, and (iii) is not in violation of any statute, law, rule, regulation, judgment, order or decree of any court or governmental agency or body having jurisdiction over DTE or any of its properties, except for a violation that would not reasonably be expected to have a material adverse effect on the current or future consolidated financial position, shareholder’s equity or results of operation of DTE and its subsidiaries, taken as a whole.

(k) No action, suit or proceeding by or before any court, any governmental agency, authority or body or any arbitrator involving DTE or any of its subsidiaries or any of its or their property is pending or, to the knowledge of DTE, threatened that (i) could reasonably be expected to, individually or in the aggregate, result in a material adverse effect on the current or future consolidated financial position, shareholder’s equity or results of operation of DTE and its subsidiaries, taken as a whole, the performance by DTE of its obligations under any of the Issuer Documents to which DTE is party or the consummation of any of the transactions contemplated by the Issuer Documents to which DTE is party.

(l) No approval, authorization, consent or order of any court or any governmental agency, authority or body (except such as have been already obtained, including, in this regard, the Registration Statement and the Financing Order, and other than in connection or in compliance with the provisions of applicable blue sky laws or securities laws of any state, as to which DTE makes no representations or warranties) is legally required for the issuance and sale by the Issuer of the Bonds.

(m) None of DTE or, to the knowledge of DTE, any director, officer, agent, employee or subsidiary of DTE is a Sanctioned Person. DTE will not directly or indirectly use the proceeds of the offering of the Bonds, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing activities of any Sanctioned Person.

(n) DTE is not, and, after giving effect to the sale and issuance of the Bonds and the application of the proceeds thereof as described in the Pricing Prospectus and the Final Prospectus, neither DTE nor the Issuer will be, an “investment company” within the meaning of the 1940 Act.

(o) Relying on an exclusion or exemption from the definition of “investment company” under Section 3(c)(5) of the 1940 Act, although additional exclusions or exemptions may be available, the Issuer is not a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(p) The nationally recognized accounting firm referenced in Section 3(q) hereof and Section 9(i) hereof is a firm of independent public accountants with respect to DTE as required by the Securities Act and the rules and regulations of the Commission thereunder.

(q) Each of the Sale Agreement, the Servicing Agreement and the Administration Agreement will have been duly authorized by DTE on or prior to the Closing Date and, when executed and delivered by DTE and the other parties thereto on or prior to the Closing Date, will constitute a valid and legally binding obligation of DTE, enforceable against DTE in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy.

(r) There are no Michigan transfer taxes related to the transfer of the Securitization Property by DTE to the Issuer, the pledge thereof by the Issuer to the Indenture Trustee or the issuance and sale of the Bonds to the Underwriters pursuant to this Underwriting Agreement required to be paid at or prior to the Closing Date by DTE or the Issuer.

(s) DTE, in its capacity as sponsor with the respect to the Bonds, has caused the Issuer to comply with the 17g-5 Representations, other than (i) any noncompliance of the 17g-5 Representations that would not have a material adverse effect on the Bonds or on the rating of the Bonds or (ii) any noncompliance arising from the breach by an Underwriter of the representations, warranties and covenants set forth in Section 13 hereof.

(t) DTE will comply, and has complied, in all material respects with its diligence and disclosure obligations in respect to the Bonds under Rule 193 under the Securities Act and Items 1111(a)(7) and 1111(a)(8) of Regulation AB.

(u) The Bonds are not subject to the risk retention requirements imposed by Section 15G of the Exchange Act.

5. Investor Communications.

(a) Each of the Issuer and DTE represents and agrees that, unless it has obtained or obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it has obtained or obtains the prior consent of the Issuer and DTE and the Representative, it has not made and will not make any offer relating to the Bonds that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus”, required to be filed by the Issuer or DTE, as applicable, with the Commission or retained by the Issuer or DTE, as applicable, under Rule 433 under the Securities Act; provided, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Pricing Term Sheet (as defined below) and each other Free Writing Prospectus specifically identified in Schedule III hereto.

(b) DTE and the Issuer (or the Representative at the direction of the Issuer) will prepare a final pricing term sheet relating to the Bonds (the “Pricing Term Sheet”), containing only information that describes the final pricing terms of the Bonds and otherwise in a form consented to by the Representative, and will file the Pricing Term Sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date such final pricing terms have been established for all tranches of the offering of the Bonds. The Pricing Term Sheet is an Issuer Free Writing Prospectus for purposes of this Underwriting Agreement.

(c) Each Underwriter may provide to investors one or more of the Free Writing Prospectuses relating to offering of the Bonds, including the Pricing Term Sheet, subject to the following conditions:

(i) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act, an Underwriter shall not convey or deliver any Written Communication (as defined below) to any person or entity in connection with the initial offering of the Bonds, unless such Written Communication (A) is made in reliance on Rule 134 under the Securities Act, (B) constitutes a prospectus satisfying the requirements of Rule 430A, (C) constitutes “ABS informational and computational material” as defined in Item 1101 of Regulation AB, (D) is an Issuer Free Writing Prospectus listed on Schedule III hereto or (E) is an Underwriter Free Writing Prospectus (as defined below). “Written Communication” has the same meaning as that term is defined in Rule 405 under the Securities Act. An “Underwriter Free Writing Prospectus” means any free writing prospectus that contains only preliminary or final terms of the Bonds and is not required to be filed by DTE or the Issuer pursuant to Rule 433 under the Securities Act and that contains information substantially the same as the information contained in the Pricing Prospectus or the Pricing Term Sheet (including (x) the tranche, size, ratings, price, CUSIP, coupon, yield, spread, benchmark, status, legal maturity date, weighted average life, expected first payment date, expected final scheduled payment date, trade date, settlement date, transaction parties, credit enhancement, logistical details related to the location and timing of access to the roadshow, ERISA eligibility, legal investment status and payment window in respect of one or more tranches of Bonds and (y) a column or other entry showing the status of the subscriptions for the Bonds, both for the Bonds as a whole and for each Underwriter’s retention and/or expected pricing parameters of the Bonds).

(ii) Each Underwriter shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses and the Pricing Term Sheet, including Rules 164 and 433 under the Securities Act.

(iii) All Free Writing Prospectuses provided to investors, whether or not filed with the Commission, shall bear a legend including substantially the following statement:

DTE Electric Securitization Funding I LLC and DTE Electric Company have filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents DTE Electric Securitization Funding I LLC and DTE Electric Company have filed with the SEC for more complete information about DTE Electric Securitization Funding I LLC, DTE Electric Company and the offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, DTE Electric Securitization Funding I LLC, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll free at 1-800-831-9146.

The Issuer and the Representative shall have the right to require additional specific legends or notations to appear on any Free Writing Prospectus, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein with the approval of, in the case of the Issuer, the Representative and, in the case of the Representative, the Issuer (which in either case shall not be unreasonably withheld).

(iv) Each Underwriter covenants with the Issuer and DTE that after the Final Prospectus is available such Underwriter shall not distribute any written information concerning the Bonds to an investor unless such information is preceded or accompanied by the Final Prospectus or by notice to the investor that the Final Prospectus is available for free by visiting EDGAR on the Commission website at www.sec.gov.

(v) Each Underwriter covenants that if an Underwriter shall use an Underwriter Free Writing Prospectus that contains information in addition to (x) “issuer information”, including information with respect to DTE, as defined in Rule 433(h)(2) under the Securities Act or (y) the information in the Pricing Package, the liability arising from its use of such additional information shall be the sole responsibility of the Underwriter using such Underwriting Free Writing Prospectus unless the Underwriter Free Writing Prospectus (or any information contained therein) was consented to in advance by DTE; provided, however, that, for the avoidance of doubt, this clause (v) shall not be interpreted as tantamount to the indemnification obligations contained in Section 11(b) hereof.

6. Purchase and Sale. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Issuer shall sell to each of the Underwriters, and each Underwriter shall purchase from the Issuer, at the time and place herein specified, severally and not jointly, at the aggregate purchase price set forth in Schedule I hereto, the principal amount of the Bonds set forth opposite such Underwriter’s name in Schedule II hereto. The Underwriters agree to make a public offering of the Bonds. The Issuer shall pay (in the form of a discount to the principal amount of the offered Bonds) to the Underwriters a commission equal to $943,200.

7. Time and Place of Closing. Delivery of the Bonds against payment of the aggregate purchase price therefor by wire transfer in federal funds shall be made at the place, on the date and at the time specified in Schedule I hereto, or at such other place, date and time as shall be agreed upon in writing by the Issuer and the Representative. The hour and date of such delivery and payment are herein called the “Closing Date”. The Bonds shall be delivered to DTC or to The Bank of New York Mellon, as custodian for DTC, in fully registered global form registered in the name of Cede & Co., for the respective accounts specified by the Representative not later than the close of business on the business day preceding the Closing Date or such other time as may be agreed upon by the Issuer and the Representative. The Issuer agrees to make the Bonds available to the Representative for checking purposes not later than 1:00 p.m. New York City time on the last business day preceding the Closing Date at the place specified for delivery of the Bonds in Schedule I hereto or at such other place as the Issuer may specify.

If any Underwriter shall fail or refuse to purchase and pay for the aggregate principal amount of Bonds that such Underwriter has agreed to purchase and pay for hereunder, the Issuer shall immediately give notice to the other Underwriters of the default of such Underwriter, and the other Underwriters shall have the right within 36 hours after the receipt of such notice to determine to purchase, or to procure one or more others, who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) (or, if not members of FINRA, who are not eligible for membership in FINRA and who agree (i) to make no sales within the United States, its territories or its possessions or to persons or entities who are citizens thereof or residents therein and (ii) in making sales to comply with FINRA’s Conduct Rules) and satisfactory to the Issuer, to purchase, upon the terms herein set forth, the aggregate principal amount of Bonds that the defaulting Underwriter had agreed to purchase. If any non-defaulting

Underwriter or Underwriters shall determine to exercise such right, such Underwriter or Underwriters shall give written notice to the Issuer of the determination in that regard within 36 hours after receipt of notice of any such default, and thereupon the Closing Date shall be postponed for such period, not exceeding three business days, as the Issuer shall determine. If in the event of such a default no non-defaulting Underwriter shall give such notice, then this Underwriting Agreement may be terminated by the Issuer, upon like notice given to the non-defaulting Underwriters, within a further period of 36 hours. If in such case the Issuer shall not elect to terminate this Underwriting Agreement, it shall have the right, irrespective of such default:

(a) to require each non-defaulting Underwriter to purchase and pay for the respective aggregate principal amount of Bonds that it had agreed to purchase hereunder as hereinabove provided and, in addition, the aggregate principal amount of Bonds that the defaulting Underwriter shall have so failed to purchase up to an aggregate principal amount of Bonds equal to one-ninth (1/9) of the aggregate principal amount of Bonds that such non-defaulting Underwriter has otherwise agreed to purchase hereunder; and/or

(b) to procure one or more persons or entities, reasonably acceptable to the Representative, who are members of FINRA (or, if not members of FINRA, who are not eligible for membership in FINRA and who agree (i) to make no sales within the United States, its territories or its possessions or to persons or entities who are citizens thereof or residents therein and (ii) in making sales to comply with FINRA’s Conduct Rules), to purchase, upon the terms herein set forth, either all or a part of the aggregate principal amount of Bonds that such defaulting Underwriter had agreed to purchase or that portion thereof that the remaining Underwriters shall not be obligated to purchase pursuant to the foregoing clause (a).

In the event the Issuer shall exercise its rights under clause (a) and/or clause (b) above, the Issuer shall give written notice thereof to the non-defaulting Underwriters within such further period of 36 hours, and thereupon the Closing Date shall be postponed for such period, not exceeding three business days, as the Issuer shall determine.

In the computation of any period of 36 hours referred to in this Section 7, there shall be excluded a period of 24 hours in respect of each Saturday, Sunday or legal holiday that would otherwise be included in such period of time.

Any action taken by the Issuer or DTE under this Section 7 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Underwriting Agreement.

8. Covenants.

(a) Covenants of the Issuer. The Issuer covenants and agrees with the several Underwriters that:

(i) The Issuer will upon request promptly deliver to the Representative and Counsel for the Underwriters (as defined below) a copy of the Registration Statement, certified by an officer or manager of the Issuer to be in the form as originally filed, including all exhibits thereto and all amendments thereto.

(ii) The Issuer will deliver to the Underwriters, as soon as practicable after the date hereof, as many copies of the Pricing Prospectus and the Final Prospectus as they may reasonably request.

(iii) The Issuer will cause or has caused the Final Prospectus to be filed with the Commission pursuant to Rule 424 under the Securities Act as soon as practicable and will advise the Underwriters of any stop order suspending the effectiveness of the Registration Statement or the institution of any proceeding therefor of which the Issuer shall have received notice. The Issuer will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. The Issuer has complied and will comply with Rule 433 under the Securities Act in connection with the offering of the Bonds.

(iv) If, during such period of time (not exceeding nine months) after the Final Prospectus has been filed with the Commission pursuant to Rule 424 under the Securities Act as in the opinion of Counsel for the Underwriters a prospectus covering the Bonds is required by law to be delivered in connection with sales by an Underwriter or dealer (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), any event relating to or affecting the Issuer, the Bonds or the Securitization Property or of which the Issuer shall be advised in writing by the Representative shall occur that should be set forth in a supplement to or an amendment of the Pricing Package or the Final Prospectus in order to make the Pricing Package or the Final Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Issuer will, at its expense, amend or supplement the Pricing Package or the Final Prospectus, as applicable, by either (A) preparing and furnishing to the Underwriters at the Issuer’s expense a reasonable number of copies of a supplement or supplements of or an amendment or amendments to the Pricing Package or the Final Prospectus or (B) making an appropriate filing pursuant to Section 13 or 15 of the Exchange Act, which will supplement or amend the Pricing Package or the Final Prospectus so that, as supplemented or amended, it will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Pricing Package or the Final Prospectus is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), not misleading; provided, that should such event relate solely to the activities of any of the Underwriters, then such Underwriters shall assume the expense of preparing and furnishing any such amendment or supplement; provided, further, that Counsel for the Underwriters shall not have objected to such amendment or supplement pursuant to Section 8(a)(x) hereof or Section 8(b)(x) hereof. The Issuer will also fulfill its obligations set out in Section 3(e) hereof.

(v) The Issuer will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Bonds for offer and sale under the blue sky laws of the states of the United States as the Representative may designate; provided, that the Issuer shall not be required to qualify as a foreign limited liability company or dealer in securities, to file any consents to service of process under the laws of any jurisdiction or to meet any other requirements deemed by the Issuer to be unduly burdensome.

(vi) The Issuer or DTE will, except as herein provided, pay or cause to be paid all expenses and taxes (except transfer taxes) in connection with (A) the preparation and filing by it of the Registration Statement, the Pricing Prospectus and the Final Prospectus (including any amendments and supplements thereto) and any Issuer Free Writing Prospectuses, (B) the issuance and delivery of the Bonds as provided in Section 7 hereof (including reasonable fees and disbursements of Counsel for the Underwriters and all trustee, rating agency and MPSC advisor fees), (C) the qualification of the Bonds under blue sky laws (including counsel fees not to exceed $15,000) and (D) the printing and delivery to the Underwriters of reasonable quantities of the Registration Statement and, except as provided in Section 8(a)(iv) hereof, of the Pricing Package and Final Prospectus. If the obligation of the Underwriters to purchase the Bonds terminates in accordance with the provisions of Section 9 hereof, Section 10 hereof or Section 12 hereof, the Issuer or DTE (x) will reimburse (or cause to be reimbursed) the Underwriters for the reasonable fees and disbursements of Counsel for the Underwriters and (y) will reimburse (or cause to be reimbursed) the Underwriters for their reasonable out-of-pocket expenses (other than fees and disbursements of counsel covered in clause (x) above), such out-of-pocket expenses in an aggregate amount not exceeding $200,000, incurred in contemplation of the performance of this Underwriting Agreement. The Issuer shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits.

(vii) During the period from the date of this Underwriting Agreement to the date that is five days after the Closing Date, the Issuer will not, without the prior written consent of the Representative, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities (other than the Bonds).

(viii) To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 9(m) hereof is conditioned upon the furnishing of documents or the taking of other actions by the Issuer on or after the Closing Date, the Issuer shall furnish such documents and take such other actions to the extent reasonably requested by any Rating Agency.

(ix) For a period from the date of this Underwriting Agreement until the retirement of the Bonds or until such time as the Underwriters shall cease to maintain a secondary market in the Bonds, whichever occurs first, the Issuer shall file with the Commission and, to the extent permitted by and consistent with the Issuer’s obligations under applicable law, make available on the website associated with the Issuer or its affiliates such periodic reports, if any, as are required (without regard to the number of holders of Bonds to the extent permitted by and consistent with the Issuer’s obligations under applicable law) from time to time under Section 13 or 15(d) of the Exchange Act; provided, that the Issuer shall not voluntarily suspend or terminate its filing obligations with the Commission unless permitted under applicable law and not prohibited by the terms of the Issuer Documents. The Issuer shall also, to the extent permitted by and consistent with the Issuer’s obligations under applicable law, include in any periodic and other reports to be filed with the Commission as provided above or posted on the website associated with the Issuer or its affiliates such information as required by Section 3.07(g) of the Indenture with respect to the Bonds. To the extent that the Issuer’s obligations are terminated or limited by an amendment to Section 3.07(g) of the Indenture, or otherwise, such obligations shall be correspondingly terminated or limited hereunder.

(x) The Issuer and DTE will not file any amendment to the Registration Statement, any amendment or supplement to the Final Prospectus or any amendment or supplement to the Pricing Package during the period when a prospectus relating to the Bonds is required to be delivered under the Securities Act, without prior notice to the Underwriters or to which Pillsbury Winthrop Shaw Pittman LLP, which is acting as counsel for the Underwriters (“Counsel for the Underwriters”), shall reasonably object by written notice to the Issuer and DTE.

(xi) So long as any of the Bonds are outstanding, the Issuer will furnish to the Representative, if and to the extent not posted on the website of the Issuer or any of its affiliates, (A) as soon as available, a copy of each report of the Issuer filed with the Commission under the Exchange Act or furnished to the holders of the Bonds (in each case to the extent such reports are not publicly available on the Commission’s website), (B) upon request, a copy of any filings with the MPSC pursuant to the Financing Order, including any annual, semi-annual or more frequent true-up adjustment filings, and (C) from time to time, any information concerning the Issuer as the Representative may reasonably request.

(xii) So long as the Bonds are rated by any Rating Agency, the Issuer will comply with the 17g-5 Representations, other than (A) any noncompliance of the 17g-5 Representations that would not have a material adverse effect on the Bonds or the rating of the Bonds or (B) any noncompliance arising from the breach by an Underwriter of the representations, warranties and covenants set forth in Section 13 hereof.

(b) Covenants of DTE. DTE covenants and agrees with the several Underwriters that, to the extent that the Issuer has not already performed such act pursuant to Section 8(a) hereof:

(i) To the extent permitted by applicable law and the agreements and instruments that bind DTE, DTE will use its reasonable best efforts to cause the Issuer to comply with the covenants set forth in Section 8(a) hereof.

(ii) DTE will use its reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii) If, during such period of time (not exceeding nine months) after the Final Prospectus has been filed with the Commission pursuant to Rule 424 under the Securities Act as in the opinion of Counsel for the Underwriters a prospectus covering the Bonds is required by law to be delivered in connection with sales by an Underwriter or dealer (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), any event relating to or affecting DTE, the Bonds or the Securitization Property or of which DTE shall be advised in writing by the Representative shall occur that should be set forth in a supplement to or an amendment of the Pricing Package or the Final Prospectus in order to make the Pricing Package or the Final Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), DTE will cause the Issuer, at the expense of DTE or the Issuer, to amend or supplement the Pricing Package or the Final Prospectus, as applicable, by either (A) preparing and furnishing to the Underwriters at the expense of DTE or the Issuer a reasonable number of copies of a supplement or supplements of or an amendment or amendments to the Pricing Package or the Final Prospectus or (B) causing the Issuer to make an appropriate filing pursuant to Section 13 or 15 of the Exchange Act, which will supplement or amend the Pricing Package or the Final Prospectus so that, as supplemented or amended, it will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Pricing Package or the Final Prospectus is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), not misleading; provided, that should such event relate solely to the activities of any of the Underwriters, then such Underwriters shall assume the expense of preparing and furnishing any such amendment or supplement; provided, further, that Counsel for the Underwriters shall not have objected to such amendment or supplement pursuant to Section 8(a)(x) hereof or Section 8(b)(x) hereof. DTE will also fulfill its obligations set out in Section 4(e) hereof.

(iv) DTE, to the extent not paid for by the Issuer, will, except as herein provided, pay or cause to be paid all reasonable expenses and taxes described in Section 8(a)(vi) hereof.

(v) During the period from the date of this Underwriting Agreement to the date that is five days after the Closing Date, DTE will not, without the prior written consent of the Representative, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities (other than the Bonds).

(vi) DTE will cause the proceeds for the issuance and sale of the Bonds to be applied for the purposes described in the Pricing Prospectus.

(vii) As soon as practicable, but not later than 16 months, after the date hereof, DTE will make generally available (by posting on the website of DTE or its affiliates or otherwise) to its security holders, an earning statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act.

(viii) To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 9(m) hereof is conditioned upon the furnishing of documents or the taking of other actions by DTE on or after the Closing Date, DTE shall furnish such documents and take such other actions to the extent reasonably requested by any Rating Agency.

(ix) The initial securitization charges for the Bonds will be calculated in accordance with the Financing Order.

(x) DTE will not file any amendment to the Registration Statement, any amendment or supplement to the Final Prospectus or any amendment or supplement to the Pricing Package during the period when a prospectus relating to the Bonds is required to be delivered under the Securities Act, without prior notice to the Underwriters or to which Counsel for the Underwriters shall reasonably object by written notice to DTE.

(xi) So long as any of the Bonds are outstanding, DTE, in its capacity as sponsor with respect to the Bonds, will cause the Issuer to furnish to the Representative, if and to the extent not posted on the website of the Issuer or any of its affiliates, (A) upon request, a copy of any filings with the MPSC pursuant to the Financing Order, including any annual, semi-annual or more frequent true-up adjustment filings, and (B) from time to time, any public financial information in respect of DTE or any information concerning the Issuer as the Representative may reasonably request.

(xii) So long as the Bonds are rated by any Rating Agency, DTE, in its capacity as sponsor with respect to the Bonds, will cause the Issuer to comply with the 17g-5 Representations, other than (A) any noncompliance of the 17g-5 Representations that would not have a material adverse effect on the Bonds or the rating of the Bonds or (B) any noncompliance arising from the breach by an Underwriter of the representations, warranties and covenants set forth in Section 13 hereof.

9. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Bonds shall be subject to the accuracy of the representations and warranties on the part of the Issuer and DTE contained in this Underwriting Agreement, on the part of DTE contained in Article III of the Sale Agreement and on the part of DTE contained in Section 6.01 of the Servicing Agreement as of the Closing Date, to the accuracy of the statements of the Issuer and DTE made in any certificates pursuant to the provisions hereof, to the performance by the Issuer and DTE of their obligations hereunder, and to the following additional conditions:

(a) The Final Prospectus shall have been filed with the Commission pursuant to Rule 424 under the Securities Act no later than 5:30 p.m., New York City time, on the second business day following the date of this Underwriting Agreement. In addition, all material required to be filed by the Issuer or DTE pursuant to Rule 433(d) under the Securities Act that was prepared by either of them or that was prepared by any Underwriter and timely provided to the Issuer or DTE shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433(d) under the Securities Act.

(b) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending before, or threatened by, the Commission on the Closing Date; and the Underwriters shall have received one or more certificates, dated the Closing Date and signed by an officer or manager of DTE and the Issuer, as appropriate, to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before or, to the knowledge of DTE or the Issuer, as the case may be, threatened by the Commission.

(c) Counsel for the Underwriters shall have furnished to the Representative their written opinion and negative assurance letter, dated the Closing Date, with respect to the issuance and sale of the Bonds, the Indenture, the other Issuer Documents, the Registration Statement and other related matters; and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(d) Hunton Andrews Kurth LLP, special counsel for the Issuer and DTE, shall have furnished to the Representative, in form and substance reasonably satisfactory to the Representative, each dated the Closing Date, (i) their written opinions regarding certain securities law matters and negative assurances, (ii) their written opinions regarding certain aspects of the transactions contemplated by the Issuer Documents, including the Indenture and the Indenture Trustee’s security interest under the New York Uniform Commercial Code, (iii) their written opinions regarding certain federal tax matters, (iv) their written reasoned opinions regarding certain bankruptcy matters and (v) their written reasoned opinions regarding certain federal constitutional matters relating to the Securitization Property.

(e) Miller, Canfield, Paddock and Stone, P.L.C., Michigan counsel for the Issuer and DTE, shall have furnished to the Representative, in form and substance reasonably satisfactory to the Representative, each dated the Closing Date, (i) their written opinion regarding certain Michigan constitutional matters relating to the Securitization Property, (ii) their written opinion regarding enforceability, certain Michigan regulatory and additional corporate matters, (iii) their written opinion regarding certain Michigan matters and fair summary matters, (iv) their written opinion regarding the security interests in the Securitization Property, (v) their written opinion regarding certain Michigan tax matters and (vi) their written opinion regarding the characterization of the transfer of the Securitization Property by DTE to the Issuer as a “true sale” for Michigan law purposes.

(f) Richards, Layton & Finger, P.A., special Delaware counsel for the Issuer and DTE, shall have furnished to the Representative, in form and substance reasonably satisfactory to the Representative, each dated the Closing Date, (i) their written opinion regarding certain Delaware Uniform Commercial Code matters and (ii) their written opinion regarding certain matters of Delaware law.

(g) Emmet, Marvin & Martin, LLP, counsel for the Indenture Trustee, shall have furnished to the Representative their written opinion, in form and substance reasonably satisfactory to the Representative, dated the Closing Date, regarding certain matters relating to the Indenture Trustee.

(h) Michael J. Solo, General Counsel of DTE, shall have furnished to the Representative such person’s written opinion, in form and substance reasonably satisfactory to the Representative, dated the Closing Date, regarding certain additional matters.

(i) On or before the date of this Underwriting Agreement and on or before the Closing Date, a nationally recognized accounting firm reasonably acceptable to the Representative shall have furnished to the Representative one or more reports regarding certain calculations and computations relating to the Bonds, in form or substance reasonably satisfactory to the Representative, in each case in respect of which the Representative shall have made specific requests therefor and shall have provided acknowledgment or similar letters to such firm reasonably necessary in order for such firm to issue such reports.

(j) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Pricing Prospectus and the Final Prospectus, there shall not have been any change specified in the letters required by Section 9(m) hereof that is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Bonds as contemplated by the Registration Statement and the Final Prospectus.

(k) The LLC Agreement, the Administration Agreement, the Sale Agreement, the Servicing Agreement and the Indenture, and any amendment or supplement to any of the foregoing, shall have been duly authorized, executed and delivered.

(l) Since the respective dates as of which information is given in each of the Registration Statement and the Pricing Prospectus and as of the Closing Date, there shall have been no (i) material adverse change in the business, properties or financial condition of DTE and its subsidiaries, taken as a whole, whether or not in the ordinary course of business, or of the Issuer, (ii) adverse development concerning the business or assets of

DTE and its subsidiaries, taken as a whole, or of the Issuer that would be reasonably likely to result in a material adverse change in the prospective business, property or financial condition of DTE and its subsidiaries, taken as a whole, whether or not in the ordinary course of business, or of the Issuer or (iii) development that would be reasonably likely to result in a material adverse change in the Securitization Property, the Bonds or the Financing Order.

(m) At the Closing Date, (i) the Bonds shall be rated at least the ratings set forth in the Pricing Term Sheet by Moody’s Investors Service, Inc. (“Moody’s”) and S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), respectively, and the Issuer shall have delivered to the Underwriters a letter from each such Rating Agency, or other evidence satisfactory to the Underwriters, confirming that the Bonds have such ratings, and (ii) none of Moody’s or S&P shall have, since the date of this Underwriting Agreement, downgraded or publicly announced that it has under surveillance or review, with possible negative implications, its ratings of the Bonds.

(n) The Issuer and DTE shall have furnished or caused to be furnished to the Representative at the Closing Date certificates of officers or managers of DTE and the Issuer, reasonably satisfactory to the Representative, as to the accuracy of the representations and warranties of the Issuer and DTE in this Underwriting Agreement, the Sale Agreement, the Servicing Agreement and the Indenture at and as of the Closing Date, as to the performance by the Issuer and DTE of all of their obligations hereunder to be performed at or prior to the Closing Date, as to the matters set forth in Section 9(b) hereof and Section 9(l) hereof and as to such other matters as the Representative may reasonably request.

(o) On or prior to the Closing Date, the Issuer shall have delivered to the Representative evidence, in form and substance reasonably satisfactory to the Representative, that appropriate filings have been or are being made in accordance with Michigan 2000 PA 142, the Financing Order and other applicable law reflecting the grant of a security interest by the Issuer in the collateral relating to the Bonds to the Indenture Trustee, including the filing of the requisite financing statements in the office of the Secretary of State of the State of Michigan and the Secretary of State of the State of Delaware.

(p) On or prior to the Closing Date, DTE shall have funded the capital account of the Issuer with cash in an amount equal to $1,179,000.

(q) The Issuer and DTE shall have furnished or caused to be furnished or agree to furnish to the Rating Agencies at the Closing Date such opinions and certificates as the Rating Agencies shall have reasonably requested prior to the Closing Date. Any opinions delivered on the Closing Date to the Rating Agencies beyond those being delivered to the Underwriters above shall either (i) include the Underwriters as addressees or (ii) be accompanied by reliance letters addressed to the Underwriters referencing such letters.

If any of the conditions specified in this Section 9 shall not have been fulfilled when and as provided in this Underwriting Agreement, or if any of the opinions, certificates and other documents mentioned above or elsewhere in this Underwriting Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and Counsel for the Underwriters, all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

10. Conditions of Issuer’s Obligations. The obligation of the Issuer to deliver the Bonds shall be subject to the conditions that no stop order suspending the effectiveness of the Registration Statement shall be in effect at the Closing Date and no proceeding for that purpose shall be pending before, or threatened by, the Commission at the Closing Date. In case these conditions shall not have been fulfilled, this Underwriting Agreement may be terminated by the Issuer upon notice thereof to the Underwriters. Any such termination shall be without liability of any party hereto to any other party hereto except as otherwise provided in Section 8(a)(vi) hereof and Section 11 hereof.

11. Indemnification and Contribution.

(a) The Issuer and DTE, jointly and severally, will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person that controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter (or any such director, officer, employee, agent or controlling person or entity, as applicable) may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Prospectus, the Pricing Term Sheet, the Pricing Package, the Final Prospectus, any Issuer Free Writing Prospectus or any issuer information (within the meaning of Rule 433 under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by each such indemnified party in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Issuer nor DTE shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Pricing Prospectus, the Pricing Term Sheet, the Pricing Package, the Final Prospectus, any Issuer Free Writing Prospectus or any issuer information (within the meaning of Rule 433 under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Issuer and DTE by any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished to the Issuer and DTE by any Underwriter expressly for use therein is set forth in Schedule IV hereto (the “Underwriter Information”) or with respect to any statements in or omissions from that part of the Registration Statement that shall constitute the Statement of Eligibility and Qualification under the Trust Indenture Act of the Indenture Trustee.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Issuer and DTE, the directors, officers, employees, agents and managers of the Issuer and DTE who signed the Registration Statement and each person that controls the Issuer or DTE within the meaning of either the Securities Act or the Exchange Act against any losses, claims, damages or liabilities to which the Issuer or DTE (or any such director, officer, employee, agent or controlling person, as applicable) may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Prospectus, the Pricing Term Sheet, the Pricing Package, the Final Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Pricing Prospectus, the Pricing Term Sheet, the Pricing Package, the Final Prospectus or any Issuer Free Writing Prospectus, or any such amendment or supplement, in reliance upon and in conformity with the Underwriter Information, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by each such indemnified party in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under Section 11(a) hereof or Section 11(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under Section 11(a) hereof or Section 11(b) hereof, notify the indemnifying party in writing of the commencement thereof, giving information as to the nature and basis of the claim, but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under such Section 11(a) hereof or Section 11(b) hereof. In case any such action shall be brought against any indemnified party and the indemnified party shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that the indemnifying party shall wish, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Section 11(a) hereof or Section 11(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof, other than reasonable costs of investigation. If the indemnifying party assumes the defense, selected counsel may be counsel to the indemnifying party, unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of separate counsel for the indemnified party or (ii) in the opinion of counsel to such indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them or defenses available to the indemnified party that are different from, additional to or in competition with those available to the indemnifying party, in either of which cases the reasonable fees and expenses of such separate counsel (including disbursements) for such indemnified party shall be reimbursed by the indemnifying party to the indemnified party. It is understood that the indemnifying party shall not, in connection with any litigation or proceeding or related litigation or proceedings in the same jurisdiction as to which the indemnified parties are entitled to such separate representation, be liable under this Underwriting Agreement for the reasonable fees and out-of-pocket expenses for more than one separate firm (together with not more than one appropriate local counsel) for all such indemnified parties.

(d) In furtherance of the requirement above that fees and expenses of counsel (to the extent the indemnifying party does not assume the defense) or any separate counsel for the indemnified parties shall be reasonable, the Underwriters, the Issuer and DTE agree that the indemnifying party’s obligations to pay such fees and expenses shall be conditioned upon the following:

(i) in case separate counsel is proposed to be retained by the indemnified parties pursuant to Section 11(c)(ii) hereof, the indemnified parties shall, if appropriate, in good faith fully consult with the indemnifying party in advance as to the selection of such counsel; and

(ii) reimbursable fees and expenses of such separate counsel shall be detailed and supported in a manner reasonably acceptable to the indemnifying party (but nothing herein shall be deemed to require the furnishing to the indemnifying party of any information, including computer print-outs of lawyers’ daily time entries, to the extent that, in the judgment of such counsel, furnishing such information might reasonably be expected to result in a waiver of any attorney-client privilege) and presented to the indemnifying party as soon as practicable following receipt of such counsel’s invoice.

No indemnifying party shall, without the written consent of the indemnified parties, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party or parties is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (x) includes an unconditional release of the indemnified party or indemnified parties from all liability arising out of such action or claim and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party or indemnified parties.

The indemnifying party shall not be liable for any settlement of any litigation or proceeding effected without the written consent of the indemnifying party, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees, subject to the provisions of this Section 11, to indemnify the indemnified party from and against any loss, damage, liability or expenses by reason of such settlement or judgment.

(e) If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under Section 11(a) hereof or Section 11(b) hereof in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and DTE on the one hand and the Underwriters on the other hand from the offering of the Bonds to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 11(c) hereof, and the indemnifying party has been prejudiced in any material respect by such failure, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer and DTE on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer and DTE on the one hand and such Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Issuer bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or DTE on the one hand or such Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer, DTE and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 11(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Bonds underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person that was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of the Bonds in this Section 11(e) to contribute are several in proportion to their respective underwriting obligations with respect to such Bonds and not joint.

(f) The indemnity agreements contained in this Section 11 shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Issuer or DTE, or any officer, director, manager or controlling person of the Issuer or DTE, and shall survive the delivery of and payment for the Bonds hereunder, and the indemnity agreement contained in this Section 11 shall survive any termination of this Underwriting Agreement. The obligations of the Issuer and DTE under this Section 11 shall be in addition to any liability that the Issuer or DTE may otherwise have, and the obligations of the Underwriters under this Section 11 shall be in addition to any liability that the respective Underwriters may otherwise have.

12. Termination. This Underwriting Agreement may be terminated at any time prior to the Closing Date by the Representative by written notice to the Issuer and DTE and each other Underwriter if after the execution and delivery of this Underwriting Agreement by the parties hereto and at or prior to the Closing Date (a) there shall have occurred any general suspension of trading in securities or any suspension of trading in DTE’s securities on the New York Stock Exchange (“NYSE”) or there shall have been established by the NYSE or the Commission any general limitation on prices for such trading or any general restrictions on the distribution of securities or a general banking moratorium shall have been declared by New York or U.S. federal authorities or (b) there shall have occurred any (i) material disruption of securities settlement or clearance services, (ii) material outbreak or escalation of hostilities (including an act of terrorism), (iii) declaration by the United States of war or national or international emergency, calamity or crisis, including a material escalation of hostilities or a calamity that existed prior to the date of this Underwriting Agreement, or (iv) material adverse change in the financial markets in the United States, and the effect of any such event specified in clause (a) or (b) above on the financial markets of the United States shall be such as to materially and adversely affect, in the reasonable judgment of the Representative, the ability of the Underwriters to proceed with the public offering or delivery of the Bonds on the terms and in the manner contemplated by the Final Prospectus. Any termination hereof pursuant to this Section 12 shall be without liability of any party hereto to any other party hereto except as otherwise provided in Section 8(a)(vi) hereof and Section 11 hereof.

13. Representations, Warranties and Covenants of the Underwriters. The Underwriters, severally and not jointly, represent, warrant and agree with the Issuer and DTE that, unless the Underwriters obtained, or will obtain, the prior written consent of the Issuer or DTE, the Representative (a) has not delivered, and will not deliver, any Rating Information (as defined below) to any Rating Agency until and unless the Issuer or DTE advises the Underwriters that such Rating Information is posted to a password-protected website maintained by the Servicer pursuant to paragraph (a)(3)(iii)(B) of Rule 17g-5 under the Exchange Act in the same form as it will be provided to such Rating Agency and (b) has not participated, and will not participate, with any Rating Agency in any oral communication of any Rating Information without the participation of a representative of the Issuer or DTE. For purposes of this Section 13, “Rating Information” means any information provided to a Rating Agency for the purpose of determining an initial credit rating on the Bonds or maintaining a credit rating on the Bonds.

14. Absence of Fiduciary Relationship. Each of the Issuer and DTE acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Issuer and DTE with respect to the offering of the Bonds contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Issuer or DTE. Additionally, none of the Underwriters is advising the Issuer or DTE as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuer and DTE shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Issuer or DTE with respect thereto. Any review by the Underwriters of the Issuer or DTE, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Issuer or DTE.

15. Notices. All communications hereunder will be in writing and may be given by United States mail, courier service, e-mail, telecopy, telefax or facsimile (confirmed by telephone or in writing in the case of notice by e-mail, telecopy, telefax or facsimile) or any other customary means of communication, and any such communication shall be effective when delivered or, if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid, and (a) if sent to the Representative, to it at the address(es) specified in Schedule I hereto, (b) if sent to DTE, to it at One Energy Plaza, Detroit, Michigan 48226-1279, Attention: Timothy J. Lepczyk (E-mail: timothy.lepczyk@dteenergy.com), and (c) if sent to the Issuer, to it at One Energy Plaza, Detroit, Michigan 48226-1279, Attention: Timothy J. Lepczyk (E-mail: timothy.lepczyk@dteenergy.com). The parties hereto, by notice to the other parties hereto, may designate additional or different addresses for subsequent communications.

16. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the managers, officers and directors and controlling persons referred to in Section 11 hereof, and no other person or entity will have any right or obligation hereunder.

17. Applicable Law. This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York.

18. Effectiveness; Counterparts; Construction. This Underwriting Agreement shall become effective upon the execution and delivery of this Underwriting Agreement by the parties hereto. This Underwriting Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument. The words “execution”, “signed” and “signature” and words of like import in this Underwriting Agreement or in any other certificate, agreement or document related to this Underwriting Agreement (to the extent not prohibited under governing documents) shall include images of manually executed signatures transmitted by facsimile or other electronic format (including “pdf”, “tif” or “jpg”) and other electronic signatures (including DocuSign and AdobeSign). The use of electronic signatures and electronic records (including any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Electronic Signatures in Global and National Commerce Act, the Michigan Uniform Electronic Transactions Act, the New York State Electronic Signatures and Records Act and any other applicable law, including any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Any reference herein to “including” shall be deemed to be followed by the words “without limitation”.

19. Integration. This Underwriting Agreement supersedes all prior agreements and understandings (whether written or oral) among the Issuer, DTE and the Underwriters, or any of them, with respect to the subject matter hereof.

20. Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Underwriting Agreement, and any interest and obligation in or under this Underwriting Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Underwriting Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Underwriting Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Underwriting Agreement were governed by the laws of the United States or a state of the United States. “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (x) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us counterparts hereof, whereupon this letter and your acceptance shall represent a binding agreement among DTE, the Issuer and the several Underwriters.

Very truly yours,

DTE ELECTRIC COMPANY

By:	/s/ Timothy J. Lepczyk
Name: Timothy J. Lepczyk
Title: Assistant Treasurer

DTE ELECTRIC SECURITIZATION FUNDING I LLC

By:	/s/ Timothy J. Lepczyk
Name: Timothy J. Lepczyk
Title: Secretary

{Signature Page to Underwriting Agreement}

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative on behalf of the Underwriters.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Steffen Lunde
Name: Steffen Lunde
Title: Director

{Signature Page to Underwriting Agreement}

SCHEDULE I

Underwriting Agreement dated March 10, 2022

Registration Statement Nos. 333-261612 and 333-261612-01

Representative:	Citigroup Global Markets Inc.

388 Greenwich Street, Trading Tower 6th Floor

New York, New York 10013

Attention: Steffen Lunde

Title, Purchase Price and Description of Bonds:

Title: Senior Secured Securitization Bonds, Series 2022A

	Total Principal Amount of Tranche	Interest Rate	Price to Public	Underwriting Discounts and Commissions	Purchase Price
Per Tranche A-1 Bond	$183,593,000	2.64%	99.98726%	0.400%	$182,835,238
Per Tranche A-2 Bond	$52,207,000	3.11%	99.96851%	0.400%	$51,981,732
Total	$235,800,000				$234,816,970

Original Issue Discount (if any): $39,830

Redemption provisions: None

Closing Date, Time and Location:	March 17, 2022, 10:00 a.m.; offices of Pillsbury Winthrop Shaw Pittman LLP, 31 West 52nd Street, New York, New York 10019-6131

I-1

SCHEDULE II

Principal Amount of Bonds to be Purchased

Underwriter	Tranche A-1	Tranche A-2	Total
Citigroup Global Markets Inc.	$156,054,000	$44,376,000	$200,430,000
BNY Mellon Capital Markets, LLC	$27,539,000	$7,831,000	$35,370,000
Total	$183,593,000	$52,207,000	$235,800,000

II-1

SCHEDULE III

Issuer Free Writing Prospectuses

A.	Free Writing Prospectuses not required to be filed with the Commission pursuant to Rule 433 under the Securities Act:

Electronic Road Show

B.	Free Writing Prospectuses required to be filed with the Commission pursuant to Rule 433 under the Securities Act:

Pricing Term Sheet dated March 10, 2022

III-1

SCHEDULE IV

Underwriter Information

A.	Pricing Prospectus

•

under the heading “Plan of Distribution” in the Pricing Prospectus: (i) the third sentence under the caption “No Assurance as to Resale Price or Resale Liquidity for the Bonds”; (ii) the first full paragraph under the caption “Various Types of Underwriter Transactions That May Affect the Price of the Bonds” (except the last sentence thereof); (iii) the second sentence of the second full paragraph under the caption “Various Types of Underwriter Transactions That May Affect the Price of the Bonds”; and (iv) the fifth full paragraph under the caption “Various Types of Underwriter Transactions That May Affect the Price of the Bonds”

•

the first sentence under the heading “Risk Factors—Other Risks Associated with the Purchase of the Bonds—The absence of a secondary market for the Bonds might limit your ability to resell Bonds” in the Pricing Prospectus

B.	Final Prospectus

•

under the heading “Plan of Distribution” in the Pricing Prospectus: (i) the third sentence under the caption “No Assurance as to Resale Price or Resale Liquidity for the Bonds”; (ii) the first full paragraph under the caption “Various Types of Underwriter Transactions That May Affect the Price of the Bonds” (except the last sentence thereof); (iii) the second sentence of the second full paragraph under the caption “Various Types of Underwriter Transactions That May Affect the Price of the Bonds”; and (iv) the fifth full paragraph under the caption “Various Types of Underwriter Transactions That May Affect the Price of the Bonds”

•

the first sentence under the heading “Risk Factors—Other Risks Associated with the Purchase of the Bonds—The absence of a secondary market for the Bonds might limit your ability to resell Bonds” in the Pricing Prospectus

IV-1